                       Securities and Exchange Commission
                              Washington, DC 20549





                                    FORM 8-K

                                 Current Report





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported) - September 3, 1996




                         Minnesota Power & Light Company

                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                             Duluth, Minnesota 55802
                           Telephone - (218) 722-2641


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Item 4.    Changes in Registrant's Certifying Accountant.

         On September 3, 1996 the Board of Directors of ADESA Corporation (ADESA), a wholly owned subsidiary of Minnesota Power & Light Company (Minnesota Power), resolved to (i) engage Price Waterhouse LLP as independent accountants for ADESA for the year ended December 31, 1996 and (ii) dismiss Ernst & Young LLP as such independent accountants. ADESA is Minnesota Power's automobile auction business segment, which is headquartered in Indianapolis, Indiana. Minnesota Power purchased the remaining 17 percent minority interest in August 1996.

         During the two fiscal years ended December 31, 1995 and the subsequent interim period through September 3, 1996 there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

         Ernst & Young LLP's reports on ADESA's financial statements for the fiscal year ended December 31, 1994 and six month periods ended June 30, 1995 and December 31, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope.

         Minnesota Power requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. Ernst & Young LLP's letter dated September 5, 1996 is filed as Exhibit 16 to this Form 8-K.


Item 7.    Financial Statements and Exhibits

Exhibit
Number
- -------

   16      Letter from Ernst & Young LLP dated September 5, 1996.

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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                             Minnesota Power & Light Company
                                             ----------------------------------
                                                       (Registrant)





September 5, 1996                                    D. G. Gartzke
                                             ----------------------------------
                                                     D. G. Gartzke
                                             Senior Vice President - Finance
                                                and Chief Financial Officer



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